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EXHIBIT 99.4

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

Board of Directors
Be Free, Inc.
154 Crane Meadow Road
Marlborough, Massachusetts 01752

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Be Free, Inc. ("Be Free") as Annex C to the Joint Proxy Statement/Prospectus of ValueClick, Inc. ("ValueClick") and Be Free included in the Registration Statement on Form S-4 of ValueClick relating to the proposed merger transaction involving ValueClick and Be Free and reference thereto in such Joint Proxy Statement/Prospectus under the captions "SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS—Opinions of Financial Advisors—Opinion of the Be Free Financial Advisor" and "PROPOSAL NUMBER ONE—Opinion of Credit Suisse First Boston Corporation." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ CREDIT SUISSE FIRST BOSTON CORPORATION CREDIT SUISSE FIRST BOSTON CORPORATION

March 22, 2002

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  EXHIBIT 99.4